Exhibit 99.1

SCISPARC LTD. 20 Raul Wallenberg Street, Tower A Tel Aviv 6971916 Israel.	VOTE BY INTERNET - www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, August 12, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, August 12, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCISPARC LTD.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.	To approve the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including the issuance of SciSparc ordinary shares and the pre-funded warrants at the effective time of the Merger to the shareholders of AutoMax.	☐	☐	☐

2.	To approve the form of indemnification agreement for directors and officers of SciSparc, effective upon the effective time of the Merger, and to authorize the execution of such indemnification agreement with all office holders of SciSparc to be in office immediately following the effective time of the Merger or thereafter elected or appointed.	☐	☐	☐

3.	Subject to and contingent upon the approval of Proposal No. 1, to approve a one-time cash bonus to SciSparc’s Chief Executive Officer, chairman of the board of directors, or Chairman, and President, contingent upon the approval and the closing of the Merger.	☐	☐	☐

4.	Subject to and contingent upon the approval of Proposal No. 1, to elect each of Tomer Levy and Yaarah Alfi to serve on the SciSparc board of directors upon the effective time of the Merger and to ratify the class structure of the SciSparc board of directors.

	Nominees:	For	Against	Abstain

4.a.	Tomer Levy.	☐	☐	☐

4.b.	Yaarah Alfi.	☐	☐	☐

4.c.	To ratify the class structure of the SciSparc board of directors.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting:

The Proxy Statement is available at www.proxyvote.com.

SCISPARC LTD.

Special General Meeting of Shareholders

To be held August 13, 2025

This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Ronen Fatal as proxy and attorney-in-fact, with the power to appoint (his/her) substitute or successive substitutes, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of SciSparc Ltd. that the shareholder(s) is/are entitled to vote at the Special General Meeting of Shareholders to be held at 3:00 PM (Israel time) on August 13, 2025, at 20 Raul Wallenberg Street, Tower A Tel Aviv 6971916 Israel, and in his discretion, according to his best judgment and the recommendation of the board of directors, to vote upon such other business as may properly come before the meeting, any adjournment(s) or postponement(s) thereof. The undersigned shareholder(s) also acknowledge(s) receipt of the Notice of Special General Meeting of Shareholders and the Company’s Proxy Statement, dated June 25, 2025, for such meeting (including either a physical copy or by way of electronic access).

IMPORTANT NOTE: By voting, whether by means of the enclosed proxy card, via telephone or internet voting, you will be deemed to confirm to the Company that you do not have a personal interest in Proposals Nos. 2 and 3, and that you are not a controlling shareholder under the Israeli Companies Law, 5759-1999, (an “Interested Shareholder”). If you are an Interested Shareholder, please notify Dr. Shachar Hadar, Adv., the Company’s legal counsel, at 16 Abba Hillel Silver Road, Ramat Gan, 5250608, Israel, Attn: Shachar Hadar, telephone: +972-3-6103766 or email shacharh@meitar.com (in which case your vote will only count for or against the ordinary majority, and not for or against the special majority, required for the approval Proposal Nos. 2 and 3). Please see the Company’s Proxy Statement for the definition of “Interested Shareholder” and a further explanation as to who may be considered a controlling shareholder or may have a personal interest in the vote.

This proxy also delegates, to the extent permitted by applicable law, discretionary authority to vote with respect to any other business which may properly come before the annual general meeting or any adjournment(s) or postponement(s) thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS FORM OF PROXY AND MAIL THE ENTIRE PROXY PROMPTLY, ALONG WITH PROOF OF IDENTITY IN ACCORDANCE WITH THE COMPANY’S PROXY STATEMENT, IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF THESE SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side